Exhibit 10.4

2010 Partial Bonus Payments to Executive Officers

As previously disclosed, on June 18, 2010, the Compensation Committee of the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) approved partial payments to each of the Company’s current executive officers of 33  1/3% of their respective target 2010 annual bonus amounts. For additional information regarding these partial bonus payments, please refer to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2010.